Exhibit 99.1

Anebulo Pharmaceuticals Reports Second Quarter Fiscal Year 2026

Financial Results and Recent Updates

AUSTIN, Texas (February 12, 2026) – Anebulo Pharmaceuticals, Inc. (Nasdaq: ANEB), a clinical-stage pharmaceutical company developing novel solutions for people suffering from acute cannabis-induced toxic effects (the “Company” or “Anebulo”), today announced financial results for the three months ended December 31, 2025, and recent updates.

Second Quarter Fiscal Year 2026 and Subsequent Highlights:

●	On February 6, 2026, Anebulo announced that the Company’s board of directors (the “Board”) approved the voluntary delisting of the Company’s common stock from The Nasdaq Capital Market (“Nasdaq”) and the subsequent voluntary deregistration of its common stock with the U.S. Securities and Exchange Commission (“SEC”) in order to terminate and suspend its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

●	On February 6, 2026, Anebulo notified Nasdaq of its intention to voluntarily delist its shares of common stock from Nasdaq. In connection with the contemplated delisting, Anebulo intends to file a Form 25 with the SEC on or about February 17, 2026. The delisting from Nasdaq is expected to become effective on February 27, 2026, 10 days after filing the Form 25 with the SEC. Anebulo intends to file a Form 15 with the SEC on or about February 27, 2026, certifying that it has fewer than 300 shareholders of record. Upon filing the Form 15, Anebulo’s obligation to file periodic reports with the SEC will be immediately suspended.

The Company is in compliance with applicable Nasdaq listing requirements, but the Board believes that the cost of being an SEC reporting company outweighs the benefits. As the Company continues with its efforts to maximize value from its lead product candidate, the Board has determined that the burdens associated with operating as a registered public company listed on Nasdaq outweigh any advantages to the Company and the holders of its common stock. The Board’s decision was based on the careful review of numerous factors, including the potential for eliminating the significant costs associated with preparing and filing periodic reports with the SEC and the legal, audit and other expenses associated with being a public reporting company listed on Nasdaq, as well as the substantial costs and demands on management’s time under the Sarbanes-Oxley Act of 2002, SEC rules and Nasdaq listing standards.

Following the delisting, any trading in Anebulo’s common stock would only occur in privately negotiated sales and potentially on the over-the-counter market.

Financial Results for the three months ended December 31, 2025

●	Total operating expenses in the second quarter of fiscal 2026 were $2.6 million compared with $2.6 million in the same period in fiscal 2025.

●	Net loss in the second quarter of fiscal 2026 was $2.0 million, or $(0.05) per share, compared with a net loss of $2.5 million, or $(0.09) per share, in the second quarter of fiscal 2025.

●	Cash and cash equivalents were $9.0 million as of December 31, 2025. The Company also has access to an additional $3.0 million in cash through a Loan Agreement.

About Selonabant

The Company’s lead product candidate is selonabant (ANEB-001), a potent, small molecule antagonist of the cannabinoid receptor type-1 (“CB1”), under development to address the unmet medical need for a specific antidote for acute cannabis-induced toxicity, including acute cannabinoid intoxication (“ACI”) in adults and cannabis poisoning in pediatric subjects. The Company anticipates that selonabant will rapidly reverse key symptoms of acute cannabis-induced toxicity. Selonabant has been successfully formulated for oral administration in clinical studies and as a potential intravenous treatment for clinical testing. In a Phase 2 proof-of-concept study in adult subjects challenged with oral delta-9-tetrahydrocannabinol (“THC”) (www.clinicaltrials.gov/ct2/show/NCT05282797), oral selonabant blocked or reversed key CNS effects of THC. Selonabant was well tolerated in this study and there were no serious adverse events. In the open-label extension of the study, THC challenge doses of 40 mg and 60 mg were well-tolerated when dosed in combination with oral selonabant, and all treatment-related adverse events were mild and transient. The prior Phase 1 and Phase 2 studies of oral selonabant have together enrolled a total of 250 subjects, of which 191 received selonabant. Selonabant is protected by three issued US patents and rights to six additional patent applications, two pending Patent Cooperation Treaty (PCT) applications and additional international patent applications, covering various methods of use of the compound, aspects of selonabant, and delivery systems. An observational study in patients presenting to Emergency Departments with cannabis toxicity is currently ongoing and is being amended to focus on pediatric patients. The study is intended to determine concentrations of cannabinoids and metabolites in plasma and gather information on signs and symptoms, treatment, and patient disposition, including hospital/ICU admission.

About Anebulo Pharmaceuticals, Inc.

Anebulo Pharmaceuticals, Inc. is a clinical-stage pharmaceutical company developing novel solutions for people suffering from cannabis-induced toxicity. Its lead product candidate, selonabant, has completed a Phase 2 clinical trial evaluating its utility in blocking and reversing the negative effects of acute cannabinoid intoxication in healthy adults challenged with oral THC. Rather than proceeding directly with Phase 3 studies of oral selonabant in adults with ACI, the Company is prioritizing the advancement of a selonabant IV formulation as a potential treatment for pediatric patients with acute cannabis-induced toxicity, which it believes offers the potential for a faster timeline to approval relative to the adult oral product. Anebulo has scaled up the intravenous formulation for initial clinical safety studies, and initiated a Phase 1 SAD study of IV selonabant in September 2025. Selonabant is a competitive antagonist at the human CB1 receptor. For further information about Anebulo, please visit www.anebulo.com.

Forward-Looking Statements

Statements contained in this press release that are not statements of historical fact are forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, these forward-looking statements can be identified by words such as “anticipate,” “designed,” “expect,” “may,” “will,” “should” and other comparable terms. Forward-looking statements include statements regarding Anebulo’s intentions, beliefs, projections, outlook, analyses or current expectations regarding: selonabant providing a specific antidote for acute cannabis-induced toxicity, including acute cannabinoid intoxication in adults and cannabis poisoning in pediatric subjects; the belief that there is an unmet need for a treatment for children exposed to cannabis toxicity; selonabant rapidly reversing key symptoms of cannabis toxicity; the observational study determining concentrations of cannabinoids and metabolites in plasma and gathering information on signs and symptoms, and a selonabant IV formulation as a potential treatment for clinical testing, statements relating to the delisting of the Company’s common stock from Nasdaq (including its intention to file a Form 25 on or about February 17, 2026) and deregistration of the Company’s common stock under the Exchange Act (including its intention to File a Form 15 on or about February 27, 2026), as well as the suspension of its reporting obligations under Section 15(d) of the Exchange Act, including expected timing, and the potential quotation of the Company’s common stock in a quotation medium. You are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to a number of risks, uncertainties and assumptions, including, but not limited to: Anebulo’s ability to pursue its regulatory strategy; the ability of selonabant to be a potential treatment for pediatric patients with cannabis-induced poisoning; the ability of selonabant to rapidly reverse key symptoms of cannabis toxicity; the ability of a selonabant IV formulation as a potential treatment for pediatric patients with acute cannabis-induced toxicity, Anebulo’s ability to obtain regulatory approvals for commercialization of product candidates or to comply with ongoing regulatory requirements, Anebulo’s ability to obtain or maintain the capital or grants necessary to fund its research and development activities, its ability to complete clinical trials on time and achieve desired results and benefits as expected, regulatory limitations relating to the ability to promote or commercialize product candidates for specific indications, acceptance of product candidates in the marketplace and the successful development, marketing or sale of Anebulo’s products, Anebulo’s ability to maintain its license agreements, the continued maintenance and growth of its patent estate and Anebulo’s ability to retain its key employees; and its ability to successfully complete the Company’s voluntary delisting from Nasdaq and the deregistration of the Company’s common stock. These risks should not be construed as exhaustive and should be read together with the other cautionary statements included in Anebulo’s Annual Report on Form 10-K for the year ended June 30, 2025, and its subsequent filings with the Securities and Exchange Commission. All forward-looking statements made in this press release speak only as of the date of this press release and are based on management’s assumptions and estimates as of such date. Except as required by law, Anebulo undertakes no obligation to update or revise forward-looking statements to reflect new information, future events, changed conditions or otherwise after the date of this press release.

CONTACTS:

Anebulo Pharmaceuticals, Inc.

(512) 598-0931

ir@anebulo.com

Condensed Balance Sheets

	December 31, 2025	June 30, 2025
Cash and cash equivalents	$9,041,570	$11,627,849
Total assets	9,421,997	12,145,616
Total liabilities	1,485,646	487,688
Total stockholders’ equity	7,936,351	11,657,928

Condensed Statements of Operations

	Three months ended December 31,
	2025	2024
Research and development	$1,164,737	$1,220,535
General and administrative	1,455,173	1,367,616
Total operating expenses	2,619,910	2,588,151
Loss from operations	(2,619,910)	(2,588,151)
Other (income) expenses:
Interest expense	17,439	59,696
Interest income	(85,410)	(7,067)
Grant income	(552,576)	(177,703)
Other	34	(47)
Total other income, net	(620,513)	(125,121)
Net loss	$(1,999,397)	$(2,463,030)
Weighted average common shares outstanding, basic and diluted	41,084,731	27,415,430
Net loss per share, basic and diluted	$(0.05)	$(0.09)